UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) December 20, 2013

ARES CAPITAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

Maryland	814-00663	33-1089684
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

245 Park Avenue, 44th Floor, New York, NY	10167
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 750-7300

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On December 20, 2013, Ares Capital Corporation (the “Registrant”) and Ares Capital JB Funding LLC, a wholly owned subsidiary of the Registrant (“ACJB LLC”), entered into an amendment (the “SMBC Amendment”) to the documents governing ACJB LLC’s revolving funding facility (the “SMBC Funding Facility”) with Sumitomo Mitsui Banking Corporation and each of the other parties thereto.  The SMBC Amendment, among other things, (a) reduced the interest charged on the SMBC Funding Facility from the previous applicable spreads of 2.125% over LIBOR and 1.125% over a “base rate” (as defined in the agreements governing the SMBC Funding Facility) to applicable spreads of 2.00% over LIBOR and 1.00% over “base rate,” (b) extended the reinvestment period from September 14, 2015 to September 14, 2016, and (c) extended the stated maturity date from September 14, 2020 to September 14, 2021.

Borrowings under the SMBC Funding Facility are subject to the facility’s various covenants and the leverage restrictions contained in the Investment Company Act of 1940, as amended.

The description above is only a summary of the material provisions of the SMBC Amendment and is qualified in its entirety by reference to a copy of the SMBC Amendment, which is filed as Exhibit 10.1 to this current report on Form 8-K and incorporated by reference herein.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

The information contained in Item 1.01 to this current report on Form 8-K is by this reference incorporated in this Item 2.03.

Item 8.01  Other Events.

On December 20, 2013, the Registrant sold 151,478 shares of its common stock to Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC, Deutsche Bank Securities Inc., Goldman, Sachs & Co., Barclays Capital Inc., Credit Suisse Securities (USA) LLC and Keefe, Bruyette & Woods, Inc. (collectively, the “Underwriters”) pursuant to the Underwriters’ exercise of the remaining portion of their option to purchase additional shares of the Registrant’s common stock.  The Registrant granted this option to the Underwriters in connection with its public offering of 14,300,000 shares of common stock, which was completed on December 13, 2013.  Subsequent to December 13, 2013, the underwriters partially exercised their option to purchase additional shares granted in connection with the offering, which resulted in the Registrant issuing an additional 1,993,522 shares of its common stock on December 18, 2013.

The Registrant raised approximately $2.6 million in net proceeds from the sale of the additional 151,478 shares of its common stock, which brought the total net proceeds of the offering to approximately $285.8 million after deducting underwriting discounts and commissions and estimated offering expenses.  The Registrant has used or expects to use the total net proceeds of this offering to repay certain outstanding indebtedness under its debt facilities and, to the extent not applied for such purpose, for general corporate purposes, which may include investing in portfolio companies in accordance with its investment objective.

The information disclosed under this Item 8.01 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

Item 9.01  Financial Statements and Exhibits.

(d)                                 Exhibits:

Exhibit Number	Description

10.1

Omnibus Amendment No. 2, dated as of December 20, 2013, among Ares Capital JB Funding LLC, as borrower, Ares Capital Corporation, as servicer and transferor, Sumitomo Mitsui Banking Corporation, as administrative agent, lender and collateral agent, and U.S. Bank National Association, as collateral custodian and bank (amending the Loan and Servicing Agreement, dated as of January 20, 2012, and the Purchase and Sale Agreement, dated as of January 20, 2012).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARES CAPITAL CORPORATION

Date:	December 23, 2013
		By:	/s/ Penni F. Roll
		Name:	Penni F. Roll
		Title:	Chief Financial Officer

Exhibit Index

Exhibit Number	Description

10.1

Omnibus Amendment No. 2, dated as of December 20, 2013, among Ares Capital JB Funding LLC, as borrower, Ares Capital Corporation, as servicer and transferor, Sumitomo Mitsui Banking Corporation, as administrative agent, lender and collateral agent, and U.S. Bank National Association, as collateral custodian and bank (amending the Loan and Servicing Agreement, dated as of January 20, 2012, and the Purchase and Sale Agreement, dated as of January 20, 2012).